UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)  January 17, 2019 (January 14, 2019)

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement
On January 14, 2019, ARMOUR Residential REIT, Inc. (the “Company”) entered into an underwriting agreement with the Company’s external manager, ARMOUR Capital Management LP, a Delaware limited partnership (the “Manager”), and Morgan Stanley & Co. LLC, as the representative of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 6,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Firm Shares”) with an offering price to the public of $20.41 per share. The Underwriting Agreement also granted the Underwriters an option (the “Option”) to purchase up to an additional 900,000 shares (the “Option Shares,” and together with the Firm Shares, the “Shares”) during the 30-day period following the execution of the Underwriting Agreement with the same offering price per share to the public. On January 15, 2019, the Underwriters exercised the Option to purchase all of the Option Shares.
The Shares were offered (the “Common Stock Offering”) under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-224469) (the “Registration Statement”), which was automatically declared effective on April 26, 2018. The material terms of the Common Stock Offering are described in the Company’s prospectus supplement, dated January 14, 2019 and filed with the Commission on January 16, 2019, pursuant to Rule 424(b)(5) of the Securities Act, which supplements the Company’s prospectus contained in the Registration Statement.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.
On January 17, 2019, the Company completed the sale of the Shares for total gross proceeds of approximately $140,829,000 before deduction of underwriting discounts and commissions and offering expenses payable by the Company. The Company intends to use the net proceeds of the offering to acquire additional target assets as market conditions warrant and for general corporate purposes.
Item 9.01.    Financial Statements and Exhibits.
The following exhibits are filed with this Current Report pursuant to Item 601 of the Commission’s Regulation S-K in lieu of filing the otherwise required exhibits to the Registration Statement. This Current Report is incorporated by reference into the Registration Statement, and, as such, the Company is incorporating by reference the exhibits to this Current Report to cause them to be incorporated by reference into the Registration Statement as exhibits thereto. By filing this Current Report and the exhibits hereto, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of the Commission’s Regulation S-K) in the information set forth in, and incorporated by reference into, the Registration Statement.
(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated January 14, 2019, by and among ARMOUR Residential REIT, Inc., ARMOUR Capital Management LP and Morgan Stanley & Co. LLC, as the representative of the several underwriters named therein

5.1	Opinion of Holland & Knight LLP, regarding the validity of the shares of common stock
8.1	Opinion of Mayer Brown LLP, regarding certain tax matters
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
23.2	Consent of Mayer Brown LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2019

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer